Exhibit 10.1

AGREEMENT OF SALE AND ESCROW INSTRUCTIONS

THIS AGREEMENT OF SALE AND ESCROW INSTRUCTIONS (this “Agreement”) is made and dated: May 1, 2026, between ZP RE MI WOODWARD, LLC, a Michigan limited liability company (“Seller”), and WOODWARD RE 1 LLC, a Michigan limited liability company, or its nominee (“Buyer”). The date upon which the last party and the Escrow Agent executes this Agreement, as reflected by the date of signature set forth on the signature page hereof, provided an executed copy of this Agreement is promptly thereafter delivered to the other party, is referred to herein as the “Effective Date”. Notwithstanding anything to the contrary contained herein, the parties intend that the execution and delivery of this Agreement occur concurrently with the Closing. Accordingly, the Effective Date and the Closing Date shall be the same date.

WITNESSETH:

WHEREAS, Seller is the owner of that certain land located at 23600 Woodward Avenue, Ferndale, Michigan APN No. 24-25-27-181-006 (the “Fee Property”);

WHEREAS, Seller is the holder of the vendee’s interest in two land contracts: (i) the Land Contract dated November 30, 2022 related to APNs 25-27-181-004 & 25-27-181-005, with a commonly known address of 23622 & 23616 Woodward Avenue, Pleasant Ridge, Michigan with THE THOMAS A. PEARLMAN REVOCABLE TRUST U/A/D 6/13/2005, as vendor (the “Pearlman Land Contract”) attached as Schedule 1; and, (ii) the Land Contract dated February 23, 2023 related to APN 25-27-181-003, with a commonly known address of 23634 Woodward Avenue, Pleasant Ridge, Michigan with GANGNIER INVESTMENTS LLC, a Michigan limited liability company, as vendor, attached as Schedule 2 (the “Gangnier Land Contract” together with the Pearlman Land Contract, the “Land Contracts”). The land that is subject to the Land Contracts is referred to herein as the “L/C Property”.

WHEREAS, Seller (as landlord) and Buyer or Buyer’s affiliate (as tenant) are parties to that certain Licensed Cannabis Facility Absolute Net Lease Agreement dated December 1, 2022 with respect to the Fee Property and the L/C Property (the “Lease”).

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and subject to the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1. Opening of Escrow; Sale.

(a)	Upon the Effective Date, this Agreement will constitute a binding and effective agreement of Seller to sell the Property (as defined below) and will constitute a binding and effective agreement of Buyer to purchase the Property all on the terms and conditions set forth in this Agreement.

(b)	Subject to the terms and conditions set forth herein, Seller hereby agrees to sell and convey to Buyer, who hereby agrees to purchase from Seller, Seller’s interest in the Fee Property and the L/C Property, together with all of the following, if any: (i) all tenements, hereditaments, appurtenances, easements, covenants, permits, approvals, entitlements, escrows and other rights arising from or appertaining to the Fee Property and the L/C Property, including, without limitation, all pre-paid fees and utility agreements; (ii) all structures, fixtures, systems, improvements, topsoil, trees, shrubbery and landscaping situated on, in or under or used in connection with the Fee Property and the L/C Property; (iii) all agreements that are in full force and effect and benefit the Fee Property and the L/C Property; (iv) all intangible property now or hereafter owned by Seller and used by Seller in the ownership or operation of the Fee Property and the L/C Property; (v) Seller’s interest in the Land Contracts; and (iv) the Lease (collectively, the “Property”).

2. Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be Seven Hundred Thousand and No/100 Dollars ($700,000.00) plus the assumption of the Land Contract balances due as set forth in Section 2(f). The Purchase Price shall be allocated among the Property as follows: (i) Fee Property: $211,150; (ii) property subject to the Pearlman Land Contract: $273,850 plus the Pearlman Land Contract balance; and (iii) property subject to the Gangnier Land Contract: $215,000 plus the Gangnier Land Contract Balance. In the event, however that the credit described in Section 2(d) below is applied then the Purchase price shall be allocated among the Property as follows: (i) Fee Property: $201,150; (ii) property subject to the Pearlman Land Contract: $208,850 plus the Pearlman Land Contract balance; and (iii) property subject to the Gangnier Land Contract: $190,000 plus the Gangnier Land Contract Balance. The foregoing allocation shall be used for all closing statements, transfer tax filings and related closing prorations. The Purchase Price shall be paid as follows:

(a)	Reserved.

(b)	Reserved.

(c)	Buyer shall pay the balance of the Purchase Price at Closing by wire transfer or deposit of immediately available federal funds, net of all prorations and adjustments as provided in this Agreement.

(d)	At Closing, Seller shall assign, and Buyer shall assume the Land Contracts. The amount outstanding under the Pearlman Land Contract is $1,327,370.89 and the amount outstanding under the Gangnier Land Contract is $374,825.81.

(e)	Buyer and Seller acknowledge that the Purchase Price is in addition to Buyer’s obligation to assume the Seller’s obligations under the Land Contracts.

(f)	If Closing occurs on or prior to May 1, 2026, then Buyer shall be entitled to a One Hundred Thousand and No/100 Dollars ($100,000.00) credit against the Purchase Price. If Closing is delayed beyond May 1, 2026 solely due to either Seller’s default or unwillingness or inability to Close by May 1, 2026, then the May 1, 2026 deadline for such credit shall be extended day-for-day for the period of such Seller-caused delay. In the event the parties close and the credit described herein is applied to the Purchase Price, Seller shall waive any claims to the $100,000 that it may have post-closing.

3. Title.

(a)	Seller shall cause the Title Company to deliver to Buyer and Seller a current commitment for an ALTA extended coverage owner’s title insurance policy in the amount of the Purchase Price with respect to the Property together with the best available copies of all Schedule B items and all other recorded items referred to in the title report or commitment (collectively, the “Title Report”).

(b)	Buyer shall not be entitled to object to any matters disclosed by any Title Report, and as of the Effective Date of this Agreement, except as set forth below, Buyer shall be deemed to have approved the condition of the Title. It is Buyer’s responsibility to complete any preliminary title reports or research prior to entering into this Agreement. Buyer shall also be entitled to object, at any time prior to Closing, to any title matter first arising after the Effective Date or otherwise discovered prior to Closing and not identified in the Title Report, provided that the issue arose solely due to the action or inaction of either Land Contract Vendor, Seller or its affiliates. Seller shall have the right, but not the obligation, to cure any such objections prior to Closing. The Land Contracts and all matters set forth on the Title Report are collectively referred to in this Agreement as the “Permitted Exceptions.” Buyer acknowledges that, prior to executing this Agreement, Buyer has received and reviewed the Title Report, the Land Contracts, and all documents, instruments, exceptions, matters of record, and other title matters affecting the Property, and Buyer approves the same.

(c)	Buyer’s obligation to purchase the Property, to pay the Purchase Price therefor, and otherwise to close the escrow is conditioned on Title Company being unconditionally and irrevocably committed to issue at the Closing to Buyer, as the insured, an ALTA extended coverage owner’s policy of title insurance in the amount of the Purchase Price, subject to only the Permitted Exceptions (the “Title Policy”). Seller and Buyer shall each execute, acknowledge (if applicable), and/or deliver to Escrow Agent prior to the date of the Closing, any customary and reasonable documents pertaining to the closing of the transaction contemplated by this Agreement, and Seller shall deliver such reasonable documents relating to the Property required by Escrow Agent as a condition to the issuance of the Title Policy, including, but not limited to, an owner’s affidavit.

4. Due Diligence Complete. Buyer acknowledges and agrees that, prior to executing this Agreement, Buyer has had the opportunity to conduct all inspections, investigations, title review, survey review, environmental review, lease review, land contract review, financial review, and other due diligence Buyer deemed necessary or appropriate in connection with the Property and the transactions contemplated by this Agreement. Buyer further acknowledges that there is no due diligence period, inspection period, financing period, title review period, or other post-execution contingency period. Buyer shall have no right to terminate this Agreement based on due diligence matters after execution of this Agreement.

5. Closing. Closing (“Closing”) shall be made via an escrow arrangement administered by the Title Company and shall occur concurrently with the execution and delivery of this Agreement by all parties (“Closing Date”). Seller shall have no obligation to execute or deliver this Agreement unless and until Buyer has deposited with Title Company all funds and documents required from Buyer for Closing, the Land Contract consents and releases required under Section 22 have been obtained and are available for Closing, and Title Company has confirmed that it is prepared to close the transaction and issue the Title Policy in accordance with this Agreement.

(a)	On or before the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into escrow the following items, documents, and instruments, each dated as of the Closing Date, fully executed as to Seller, and, if appropriate, acknowledged, and, if applicable, in proper form for recording:

i.	A Covenant Deed conveying the Fee Property to Buyer in substantially the form attached hereto as Exhibit B;

ii.	A non-foreign affidavit;

iii.	Separate assignment and assumption instruments, in form and substance reasonably acceptable to Buyer, for (i) the Pearlman Land Contract, (ii) the Gangnier Land Contract, and (iii) the Lease (each, the “Assignment and Assumption”);

iv.	Such proof of Seller’s authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents, or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer;

v.	Such other items, documents, and instruments, including a signed, notarized Real Estate Transfer Tax Valuation Affidavit, as may be reasonably required by Buyer, Title Company, or otherwise in order to effectuate the provisions of this Agreement and the Closing and/or otherwise to fulfill the covenants and obligations to be performed by Seller at the Closing pursuant to this Agreement.

vi.	A mutual release in the form attached as Schedule 3.

(b)	On or before the Closing Date, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into escrow the following funds and the following items, documents, and instruments, each dated as of the Closing Date, fully executed as to Buyer and, if appropriate, acknowledged, and, if applicable, in proper form for recording:

i.	Cash as required pursuant to Section 2, net of all prorations and adjustments as provided in this Agreement, which funds shall be deposited with Title Company before Seller is required to execute or deliver this Agreement or any Seller closing documents;

ii.	The Assignment and Assumptions described in Section 5(a)(iii);

iii.	Such proof of Buyer’s authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents, or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company or Seller;

iv.	Such other items, documents, and instruments, as may be reasonably required by Seller, Title Company, or otherwise in order to effectuate the provisions of this Agreement and the Closing and/or otherwise to fulfill the covenants and obligations to be performed by Buyer at the Closing pursuant to this Agreement.

v.	A mutual release in the form attached as Schedule 3.

vi.	Evidence reasonably satisfactory to Seller and Title Company that Buyer has obtained all consents, approvals, authority documents, releases, and other instruments necessary for Buyer to assume the Land Contracts and for Seller to be fully released from all liability thereunder.

6. Possession. Possession of the Property is to be given at the time of Closing, subject to the Lease.

7. Prorations. The items in this Section 7 shall be prorated between Seller and Buyer as of the close of the day immediately preceding the Closing Date, the Closing Date being a day of income and expense to Buyer:

(a) Taxes and Assessments. Real estate taxes and special assessments relating to the Property for the period in which Closing occurs shall be prorated on a “due date” basis as if paid in advance, with Seller being responsible for taxes payable during Seller’s period of ownership and Buyer being responsible for taxes payable on and after the date of Closing. Special assessment payments that are due and payable prior to the Closing shall be paid in full by the Seller, however for special assessments subject to payment on an installment basis, all installments coming due on and after Closing shall be Buyer’s responsibility. In no event shall Seller be responsible for any taxes relating to any period in which Seller did not own the Property. No post-closing re-prorations shall occur.

(b) Land Contract Payments. Seller shall pay all regularly scheduled payments under the Land Contract through the date of Closing. Seller shall receive a credit for any portion of any payment made under the Land Contracts that related to any period on and after the Closing Date.

(c) Rent. Buyer shall receive a credit for (i) all rent collected under the Lease applicable to any period after the Closing Date, and (ii) any net rent collected under the Lease applicable to any period after the March 1, 2026 and before the Closing Date (this amount shall be calculated as follows: the amount of Base Rent collected less the amount of any payments made under the Land Contracts). Rents which, at Closing, are due and applicable for any period on or before the Closing Date but have not been paid shall be credited to Seller at Closing. All sums held in escrow by Seller under the Lease for real estate taxes but not yet applied to real estate taxes shall be credited to Buyer. Seller shall have the right to use sums held in escrow to pay real estate taxes for the Property as same become due prior to the Closing Date.

(d) Utilities. To the extent not paid by the tenant under the Lease, utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items. Seller shall pay at Closing the bills therefor for the period to the day preceding the Closing, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Closing. If Seller has paid any utilities in advance in the ordinary course of business, then Buyer shall be charged its portion of such payment at Closing.

(e) Fees and Charges under Permits. Fees and charges for all permits related to the Property, on the basis of the periods to which such permits relate.

(f) Final Adjustment After Closing. In the event that final bills are not available or cannot be issued prior to Closing for any item being prorated under this Section 7, then Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing.  Payments in connection with the final adjustment shall be due within 30 days of written notice.

(g) Tenant Deposits. Buyer shall receive a credit of Thirty Five Thousand and No/100 Dollars ($35,000.00) for sums held as a security deposit under the Lease. As of the Closing, Buyer shall assume Seller’s obligations related to tenant security deposit.

(h) Utility Deposits. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Buyer at the Closing.

(i) Other. Buyer and Seller shall split (50/50) the following items (A) escrow fee charged by the Escrow Agent; (B) the cost of the Standard Owner’s Title Insurance; and (C) state and county transfer taxes on the transfer of the Fee Property, the Land Contracts and L/C Property. Any additional charge for Extended Coverage or endorsements shall be paid by Buyer. Buyer shall pay the expense of a Lender’s Title Insurance Policy, together with the cost of any endorsements requested by Buyer’s lender. Each party shall be responsible for its own costs and attorneys’ fees.

8. Buyer’s Default. If Buyer fails to perform any of its obligations under this Agreement on or before the Closing Date, then Buyer shall be in default and, Seller, as its sole and exclusive remedy, shall either (a) waive the default and proceed to Closing; or (b) terminate this Agreement and Escrow Agent shall deliver the Deposit as of the date of such default to Seller and Seller shall retain such Deposit as liquidated damages. Any sums paid to Seller pursuant to the preceding sentence shall be deemed to be liquidated damages paid to Seller by reason of Buyer’s failure to consummate the transaction contemplated by this Agreement, and the parties hereby agree that this amount is a reasonable forecast of just compensation for the harm that may be caused Seller as a result of Buyer’s failure to consummate the transaction contemplated by this Agreement, and that Seller’s harm if Buyer fails to consummate the transaction contemplated by this Agreement would be incapable of accurate estimation or very difficult to accurately estimate. Notwithstanding the foregoing, if Buyer fails to deliver the funds, documents, or authorizations required from Buyer for Closing, or otherwise fails or refuses to consummate Closing, Seller may terminate this Agreement and pursue any rights or remedies available at law or in equity.

9. Default by Seller. If Seller fails to deliver the documents required from Seller for Closing after Buyer has deposited all funds and documents required from Buyer for Closing and Title Company is otherwise prepared to close, Buyer may elect as its sole and exclusive remedy either to terminate this Agreement or seek specific performance. Buyer shall not be entitled to seek specific performance unless Buyer has fully performed or tendered performance of all of Buyer’s obligations required for Closing.

10. Condemnation; Casualty. Because execution of this Agreement and Closing are intended to occur concurrently, Buyer waives any post-execution casualty or condemnation termination right except to the extent a material casualty or condemnation occurs after Seller signs but before Title Company completes Closing.

(a)	Compliance with Notices, Ordinances. Seller and Buyer shall comply with any notices given or ordinances enacted by any governing authority prior to the date of Closing.

11. Brokers. Each of Buyer and Seller hereby represents and warrants to and agrees with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker’s fee, finder’s fee, commission, or other similar compensation (“Commission”) shall or may become due or payable in connection with the transaction contemplated hereby. Seller shall indemnify, defend, protect, and hold Buyer harmless for, from, and against any and all loss, liability or claims incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty, and agreement of Seller contained in this Section. Buyer shall indemnify, defend, protect, and hold Seller harmless for, from and against all loss, liability or claims incurred by Seller by reason of any breach or inaccuracy of the representation, warranty, and agreement of Buyer contained in this Section.

12. Seller’s Representations, Warranties and Covenants; Changes; As-Is.

13.1 Representations, Warranties and Covenants. Seller covenants, represents and warrants to Buyer as follows (each such representation and warranty being true and correct as of the date of the Agreement and shall be true and correct on the date of Closing):

(a)	The Property is not subject to any option, right of first refusal or agreement of sale, recorded or unrecorded.

(b)	Subject to the Land Contracts, (1) Seller has the full power and authority to execute, deliver and perform this Agreement and all agreements and documents referred to in this Agreement or contemplated hereby; and (2) no consents of any third party are required. This Agreement is binding and enforceable against Seller in accordance with its terms. The person who has executed this Agreement on behalf of Seller has the authority to do so.

(c)	There is no action, suit or proceeding pending or to Seller’s knowledge threatened against or affecting Seller or the Property or relating to or arising out of the ownership of the Property or this Agreement or the transactions contemplated hereby, in any court or before any federal, state, county or municipal department, commission, board, bureau, or agency or other governmental instrumentality, including without limitation, general or special assessment proceedings of any kind, or condemnation or eminent domain actions or proceedings of any kind. There is no insolvency or bankruptcy proceeding pending or, to the knowledge of Seller, contemplated involving Seller or involving the Property.

(d)	Subject to the Land Contracts, the entering into of this Agreement and the conveyance of the Property to Buyer as contemplated herein, has not and will not constitute a violation or breach of any of the terms of any contract or other instrument to which Seller is a party or to which Seller or the Property is subject.

(e)	Subject to anything disclosed in the Property Information, to Seller’s knowledge, there is no pending or threatened claim from any governmental authority, any notice, suit or judgment relating to any condition existing with “contamination” of the Property, including the land, surface water, ground water, and any improvements, from any “hazardous waste,” any “hazardous substance,” and any “oil, petroleum products, and their by-products,” as such terms are defined by any federal, state, county or local law, ordinance, regulation or requirement applicable to any portion of the Property, as the same may be amended from time to time, and including any regulations promulgated thereunder (collectively, “Hazardous Substances”). “Contamination” means the uncontained presence of Hazardous Substances at the Property or arising from the Property that may require remediation or cleanup under any applicable law.

(f)	To Seller’s knowledge, there are no commitments or agreements which would require Buyer to pay any money or perform any obligation or which would materially and negatively affect the ownership of the Property by Buyer.

(g)	No written notice by any governmental or other public authority has been served upon Seller, or anyone on Seller’s behalf, relating to violations of any applicable housing, building, safety, fire or other ordinances or any of the Applicable Laws.

(h)	Seller has attached as Schedules 1 and 2 true, correct and complete copies of each of the Land Contracts, and there are no additional amendments, modifications and supplements thereto, and each Land Contract is in full force and effect in accordance with its terms. To Seller’s knowledge, no default currently exists under either Land Contract by Seller or the applicable vendor, and no event has occurred which, with notice or passage of time, would constitute such a default.

All the representations and warranties of Seller set forth in this Section 13 shall be true upon the Effective Date, shall be deemed to be repeated at and as of the Closing Date, and shall survive the Closing for the period set forth in Section 15.

To the extent that any of the representations and warranties made by Seller pursuant to this Section 13.1 are made to Seller’s knowledge (or lack thereof), such representations and warranties are based on the actual (not constructive or imputed) knowledge of Bryan McLaren as of the Effective Date and as of the Closing, without any further investigation or inquiry; and, notwithstanding any contrary provision of this Agreement, in no event the foregoing individual have any personal liability or obligation hereunder.

13.2 Discovery by Seller. As to the above warranties and representations of Seller which are based upon a lack of knowledge of Seller, if, after the Effective Date and prior to the Closing, Seller obtains knowledge that any warranty or representation is untrue in any material respect, then Seller shall notify Buyer of such discovery, in which event the warranty or representation shall be deemed modified to the extent described in such notice retroactively to the Effective Date. If Seller gives notice to Buyer of any such modification of a warranty or representation, and if such modification reasonably could have a material negative impact on Buyer’s development, acquisition, financing, and/or marketing of the Property, then Buyer shall have ten (10) days after receipt of such notice in turn to notify Seller and Escrow Agent that Buyer elects to terminate this Agreement (and in the event of a termination, the Deposit shall be returned to Buyer, and the parties shall have no further obligations under this Agreement other than those stated to survive termination). Notwithstanding any contrary provision of this Section, if any such modification of Seller’s warranties and representations prior to the Closing is caused by the breach of this Agreement by Seller, then Buyer shall have its remedies described in Section 9.

13.3 No Other Warranties. Except as expressly set forth in this Agreement or in any documents executed by Seller and delivered to Buyer at the Closing pursuant to this Agreement (each, a “Conveyance Document”) it is understood and agreed that Seller and Seller’s agents, affiliates, property managers, consultants, representatives, employees, officers, directors, owners, managers, members, contractors, parent companies, and subsidiary companies (collectively, the “Additional Seller Parties”) have not at any time made and are not now making, and they specifically disclaim any warranties, representations or guaranties of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (i) matters of title, (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of any toxic or hazardous substance or pollutant in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), wash, water of the United States, body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to soil subsidence, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining property, (xi) access to the Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xv) any other matter affecting the stability and/or integrity of the Property, (xvi) the potential for further development of the Property, (xvii) the merchantability of the Property or fitness of the Property for any particular purpose, (xviii) the truth, accuracy or completeness of the Property Information, (xix) tax consequences, or (xx) any other matter or thing with respect to the Property.

13.4 As-Is Sale. Buyer acknowledges and agrees that upon the Closing, Seller shall sell and convey to Buyer and Buyer shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except, in each case, to the extent expressly provided otherwise in this Agreement or in any Conveyance Document. Except as expressly set forth in this Agreement or in any Conveyance Document, Buyer has not relied and will not rely on and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property (including specifically, without limitation, Property Information) made or furnished by Seller, or any property manager, real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Buyer represents that it is a knowledgeable, experienced and sophisticated Buyer of real estate and that, except as expressly set forth in this Agreement or in any Conveyance Document, it is relying solely on its own expertise and that of Buyer’s consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Buyer will conduct such inspections and investigations of the Property as Buyer deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Due Diligence Period, Buyer acknowledges that Seller has afforded Buyer an opportunity to conduct such investigations of the Property as Buyer deemed necessary, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement or in any Conveyance Document. Except with respect to any breach by Seller of any representations or warranties expressly set forth in this Agreement or in any Conveyance Document, or any other provisions which are expressly deemed to survive any termination of this Agreement or the Closing hereunder, upon the Closing, Buyer shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Buyer’s inspections and investigations. Except with respect to any breach by Seller of any representations or warranties expressly set forth in this Agreement or in any Conveyance Document, or any other provisions which are expressly deemed to survive any termination of this Agreement or the Closing hereunder, Buyer agrees to fully and irrevocably release seller from any and all claims that buyer may now have or hereafter acquire against seller from any costs, loss, claims, liability, damage, expense, demand, action or cause of action arising out of or relating to the condition of the Property, whether sounding in contract, tort, or otherwise, subject in all cases to the express representations. Buyer hereby represents and warrants to Seller that: (i) Buyer is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (ii) Buyer is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Buyer’s residence.

13.5 Buyer Indemnity. Buyer shall indemnify, defend and hold harmless Seller and the Additional Seller Parties for, from and against any and all actual or alleged claims, demands, causes of action, suits, regulatory proceedings, liabilities, costs, damages, expenses, fees and charges (including reasonable attorneys’ fees, expenses, and costs) incurred by Seller or any Additional Seller Parties, to the extent arising from any claims of third parties, including, third party buyers of the Property (or any portion thereof). Buyer hereby acknowledges that the agreement and obligations of Buyer as set forth in this Section 13.5 are a material part of the consideration to Seller under this Agreement.

14. Operations Pending Closing. Between the date of execution of this Agreement and the date of the Closing:

(a)	Buyer or Buyer’s affiliate (as Tenant under the Lease) shall maintain the Property in its present state of repair and in substantially the same condition as on the date hereof, reasonable wear and tear excepted.

(b)	Seller shall not enter into any agreement of sale, option, or any other agreement or contract affecting the Property, nor shall Seller grant any easements or further encumber the Property, without the prior written consent of Buyer.

(c)	Buyer or Buyer’s affiliate (as Tenant under the Lease) shall comply with all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Property.

(d)	Buyer or Buyer’s affiliate (as Tenant under the Lease) shall not use, manufacture, store, generate, handle, or dispose of any Hazardous Substances, or use or permit the Property to be used for such purposes, or emit, release or discharge any such Hazardous Substances into the air, soil, surface water or groundwater comprising the Property.

(e)	Aside from any existing tenant operations at the Property, Buyer or Buyer’s affiliate (as Tenant under the Lease) shall not, nor permit others to, dispose of any trash, debris, building materials or organic material (including without limitation trees and stumps) on the Property. In the event such disposal has occurred prior to the date hereof and after the Effective Date, Seller shall remove all such materials at Seller’s expense prior to the Closing.

15. Conditions to Buyer’s Obligations.

(a)	Buyer’s obligation to complete Closing under this Agreement is expressly conditioned upon the following closing conditions (the “Closing Conditions”), and Buyer shall have the further right, exercisable at any time and from time to time, to waive any one or more of such Closing Conditions without affecting any of Buyer’s other rights, conditions or obligations:

(i)	all representations and warranties of Seller herein being true and correct at the time of such Closing; and

(ii)	Seller having performed all its covenants and obligations hereunder.

16. Survival. Any provisions of this Agreement which are intended to survive Closing hereunder shall be for a period of six (6) months. Any litigation in connection therewith shall be commenced within said six-month period. Any covenant, promise or obligation in this Agreement which is not by expressed language intended to be fulfilled or performed at or prior to Closing and all representations and warranties of the Buyer and the Seller contained in this Agreement shall not merge into the deed of conveyance but shall survive Closing, remain in full force and effect and, in the case of any covenant, promise or obligation, be binding on the parties hereto until fully performed or fulfilled.

17. Notices. Any notice required to be given hereunder shall be given in writing and either (i) sent by United States registered or certified mail, with postage prepaid, return receipt requested, (ii) sent by Federal Express or another nationally recognized overnight courier, (iii) hand delivered, or (iv) sent by email transmission. All notices shall be deemed to have been given 48 hours following deposit in the United States Postal Service, or upon delivery if sent by overnight courier service, email, courier or hand delivery. All notices shall be addressed to the following address or at such other address as may hereafter be substituted by notice in writing thereof.

To Seller:

ZP RE MI Woodward, LLC

Attn: Zoned Properties, Inc.

8360 E. Raintree Dr., Suite 230

Scottsdale, Arizona 85260

Attention: Bryan McLaren

Telephone : (480) 351-8193

Email: legal@zonedproperties.com

With a Copy To:

Weiss Brown PLLC

6263 North Scottsdale Road, suite 340

Scottsdale, Arizona 85250

Attn: Kristopher A. Bailey, Esq.

E-mail: kris.bailey@weissbrown.com

Telephone: (480) 327-6677

To Buyer:

WOODWARD RE 1 LLC

15985 Canal Road

Clinton Township, MI 48038

Attention: Thomas Nafso

Telephone:

E-mail: tommy@roundcube.org

With a Copy To:

Butzel Long

201 W. Big Beaver, Suite 1200

Troy, MI 48084

Attn: Steven Pohl, Esq.

Pohl@butzel.com

To Escrow Agent:

Birmingham Title

Attn: Liz Casselman

260000 W 12 Mile Rd.,

Southfield, MI 48034

Email:

18. Agreement. This Agreement contains the entire agreement between Seller and Buyer and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever. This Agreement may be amended only by a writing signed by both parties.

19. Successors and Assigns. This Agreement shall extend to and bind the heirs, executors, administrators and permitted assigns of the respective parties hereto.

20. Assignment. Buyer shall not, without the prior written consent of Seller, which Seller may withhold in its sole and absolute discretion, assign any of Buyer’s rights hereunder or any part thereof to any person, firm, partnership, corporation or other entity. If any assignment is made with the consent of Seller, then the sale contemplated by this Agreement shall be consummated in the name of, and by and through the authorized officials of, any such assignee but Buyer shall remain liable hereunder. Except as provided in Section 21(g), Seller shall not be permitted to assign Seller’s interest in this Agreement without the consent of Buyer, which may be withheld in Buyer’s sole and absolute discretion.

21. Miscellaneous.

(a)	As used herein, the phrases “the date hereof,” “effective date” and “the date of this Agreement” shall mean the date of execution by the last party to sign this Agreement.

(b)	This Agreement may be signed in one or more counterparts (or with counterpart signature pages) which, taken together, shall constitute a fully executed Agreement and shall be considered a single document. The parties may deliver its signature to the other via electronic transmission by email (such as in the form of a PDF), or by means of an electronic signature such as DocuSign, to the parties and addresses set forth herein and any signature so delivered will be binding on the delivering party.

(c)	Buyer and Seller agree to cooperate with each other and to take such further actions as may be requested by the other to facilitate the timely purchase and sale of the Property, and Buyer’s development of the Property following Closing. Accordingly, Seller agrees to execute (or to cause Seller’s affiliates as applicable) such other documents reasonably requested by Buyer.

(d)	If any date on which a time scheduled to expire herein is a Saturday, Sunday or holiday recognized in the State of Arizona, the subject date shall be extended to the next business day.

(e)	This Agreement has been drafted by counsel for both the Seller and Buyer, and accordingly, any ambiguities contained herein shall not be interpreted in favor of or against either party.

(f)	If any term or provision of this Agreement or application thereof shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each other term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

(g)	The parties, or either of them, shall have the right to secure a trade or exchange of properties of like kind of the parties’ respective choices (pursuant to Section 1031 of the Internal Revenue Code as amended), as long as the obligations imposed on the other party shall not be greater than the terms and conditions of this Agreement, nor shall such obligations delay the Closing Date beyond that allowed by this Agreement. Nothing in this Section shall require either party to take title to any other real property as part of its obligation to cooperate in any such trade or exchange.

22. Land Contract Consent/Release. Seller’s obligations under this Agreement are contingent upon Buyer obtaining each vendor’s consent to the assignment of the applicable Land Contract and Seller being absolutely released from any and all liability under the Land Contracts. Buyer will use reasonable efforts to obtain the consents and releases.

23. Escrow of Deposit.

(a)	The Deposit shall be held in escrow by the Title Company. The parties and Title Company agree that the Deposit shall be applied as follows:

(i)	If Closing is held, the Deposit shall be paid over to Seller and credited to the Purchase Price.

(ii)	If Closing is not held by reason of Buyer’s default, the Deposit shall be paid over to Seller and shall be retained by Seller as provided for herein.

(iii)	If Closing is not held by reason of Seller’s default, and Buyer does not elect to pursue the remedy of specific performance as provided for herein, the Deposit shall be returned to Buyer as provided for in Section 9 above.

(iv)	If the Closing is not held for any other reason, the Deposit shall be paid in the manner described in this Agreement.

(b)	The Deposit may be held in one or more interest bearing money-market type accounts with one or more federally insured national or state-chartered banks, savings banks, or savings and loan associations.

(c)	Title Company and its partners and employees are acting as agents only, and will in no case be held liable either jointly or severally to either party for the performance of any term or covenant of this Agreement or for damages for the nonperformance hereof, except in the event of Title Company’s negligence or willful misconduct, nor shall Title Company be required or obligated to determine any questions of fact or law.

(d)	Title Company shall be obligated to disburse the Deposit at Closing or upon any cancellation or termination of this Agreement, only in accordance with the express terms of this Agreement or upon the written instructions of both parties, should Title Company in its sole discretion request such instructions; and in the absence of such instructions or in the event of any dispute, Title Company shall be and is hereby authorized, but not obligated, to pay the entire amount of the Deposit into court, and any expenses to Title Company for so doing shall be payable out of the Deposit. Notwithstanding the foregoing, until the expiration of the Due Diligence Period, Title Company shall be obligated to return the Deposit to Buyer upon the unilateral written instructions of Buyer (of which Seller shall contemporaneously be provided a copy) following notice of Buyer’s termination of this Agreement. This Agreement will constitute the sole escrow instructions to Title Company, and the standard form escrow instructions of Title Company will not be used for this escrow. Either party may provide a closing instruction letter to the Title Company.

[Signatures on following Page]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

BUYER:

WOODWARD RE 1 LLC, a Michigan limited liability company

By:
Name:
Title:

Date of Execution:

SELLER:

ZP RE MI Woodward, LLC, a Michigan limited liability company

By:
Name:
Title:

Date of Execution:

JOINDER BY TITLE COMPANY AS ESCROW AGENT

Birmingham Title, the Escrow Agent named in the foregoing Agreement of Sale and Escrow Instructions, hereby joins in such Agreement to evidence its agreement to hold the Deposit, and otherwise to perform its obligations as escrow agent, all as provided for in the Agreement of Sale and Escrow Instructions.

TITLE COMPANY:

BIRMINGHAM TITLE

By:_________________________

Name:

Title:

Date of Execution:_______________

EXHIBIT A

DESCRIPTION OF LAND

A-1

EXHIBIT B

SPECIAL WARRANTY DEED

B-1

EXHIBIT C-1

ASSIGNMENT AND ASSUMPTION OF PEARLMAN LAND CONTRACT

ASSIGNMENT AND ASSUMPTION OF LAND CONTRACT

his Assignment and Assumption of Land Contract (this “Assignment”) is made as of __________, 2026 (the “Execution Date”), by and among, by and among ZP RE MI WOODWARD, LLC, a Michigan limited liability company (“Assignor”), WOODWARD RE 1 LLC, a Michigan limited liability company (“Assignee”), and Thomas A. Pearlman, Trustee of the Thomas A. Pearlman Revocable Trust u/a/d 6/13/2005 (“Seller”). Assignor, Assignee, and Seller may be referred to individually as a “Party” and collectively as the “Parties.” For purposes of this Assignment, the ‘Effective Date’ means the date on which the closing of the transaction pursuant to which Assignor is transferring its interests relating to the Property to Assignee is consummated.

RECITALS

A.	Assignor, as successor-in-interest to FL MI RE 22, LLC, a Michigan limited liability company and Seller entered into that certain Land Contract dated November 30, 2022 and Memorandum of Land Contract recorded ______________ (the “Land Contract”) covering the real property commonly known as 23616 & 23622 Woodward Avenue, Pleasant Ridge, Michigan 48069 (the “Property”).

B.	Assignor, as “Purchaser” under the Land Contract and holds all Purchaser rights thereunder.

C.	Assignor has agreed to sell, assign, and transfer its Purchaser’s interest under the Land Contract to Assignee as part of a larger transaction involving the sale of Assignor’s interests relating to the Property.

D.	The Land Contract provides that Seller’s consent is required for any assignment of Purchaser’s rights under the Land Contract.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Conditional Effectiveness; Escrow. This Assignment is executed by the Parties in advance of the closing of the transaction pursuant to which Assignor has agreed to transfer its interests relating to the Property to Assignee (the “Underlying Transaction”). Notwithstanding anything contained herein to the contrary:

(a)	This Assignment shall not become effective unless and until the closing of the Underlying Transaction occurs.

(b)	Upon consummation of the Underlying Transaction, this Assignment shall automatically become effective without further action by any Party and the Effective Date shall be deemed to be the date of such closing.

(c)	If the Underlying Transaction does not close for any reason, this Assignment shall be null and void and of no force or effect, and neither Party shall have any rights or obligations hereunder.

(d)	Until the Effective Date occurs, Assignor shall retain all rights and obligations under the Land Contract.

2. Assignment. Subject to Section 1 above, and effective automatically upon the occurrence of the Effective Date, Assignor hereby assigns, transfers, sells, conveys and sets over to Assignee all of Assignor’s right, title and interest in and to the Land Contract. The Assignment includes, without limitation, all of Assignor’s rights, privileges, and interests, if any, in and to:

(a)	the Land Contract itself;

(b)	all rights to possession and occupancy of the Property;

(c)	all rights to receive the deed to the Property upon payment of the Land Contract balance;

(d)	all rights to enforce the covenants and obligations of Seller under the Land Contract;

(e)	all rights to insurance proceeds relating to the Property;

(f)	all rights to rents, profits, or income derived from the Property;

(g)	all rights to notices required under the Land Contract;

(h)	all claims or causes of action arising under the Land Contract.

3. No Retained Interest. Except as expressly provided in this Assignment, Assignor shall retain no further rights, title, or interest under the Land Contract after the Effective Date.

4. Assumption. From and after the Effective Date, Assignee shall assume and agree to perform all obligations of Purchaser arising under the Land Contract. Assignee acknowledges and agreed to assume Assignor’s obligations, which shall include, without limitation:

(a)	payment of principal and interest due under the Land Contract;

(b)	payment of taxes and assessments;

(c)	maintenance and insurance obligations;

(d)	compliance with all covenants and restrictions contained in the Land Contract.

5. No Assumption of Prior Obligations. Assignee shall not assume liability for any obligation of Assignor arising prior to the Effective Date except to the extent expressly provided herein.

6. Representations of Assignor. Assignor represents and warrants to Assignee that the following are true as of the Effective Date and shall survive closing:

(a)	Assignor is duly organized and in good standing and has full authority to execute this Agreement.

(b)	The Land Contract is valid, binding, and enforceable against Assignor.

(c)	Neither Seller nor Assignor is in default under the Land Contract.

(d)	All payments due under the Land Contract have been paid through the Effective Date.

(e)	The Land Contract has not been amended or modified except as disclosed to Assignee.

(f)	Assignor has not assigned or encumbered its interest under the Land Contract.

(g)	There is no pending litigation affecting Assignor’s interest in the Land Contract or Property.

(h)	Assignor has not received notice of default from Seller.

7. Consent and Release. Seller hereby consents to the assignment of the Land Contract by Assignor to Assignee. Further, Seller hereby forever and fully releases and discharges Assignor, and its members, managers, successors and assigns from any and all liability, actions, causes of action, claims, debts and demands of any nature, in law or equity, known or unknown, accrued or contingent, direct or indirect, which Seller has ever had or may now have against any of them, including, without limitation all claims that were or could have been asserted under, arising out of, or in connection with, the Land Contract or the property that is the subject thereof.

8. No Interim Transfer. Until the Effective Date occurs, nothing in this Assignment shall be deemed to transfer any rights or obligations under the Land Contract to Assignee.

9. Further Assurances. Each Party agrees to execute additional documents necessary to effectuate this Assignment.

10. Governing Law. This Assignment shall be governed by the laws of the State of Michigan.

[SIGNATURE PAGE FOLLOWS]

ASSIGNOR:	ASSIGNEE:

ZP RE MI WOODWARD, LLC	WOODWARD RE 1 LLC

By:	By:
Its:	Its:

SELLER:

THOMAS A. PEARLMAN REVOCABLE
TRUST U/A/D 6/13/2005

By: Thomas A. Pearlman
Its: Trustee

STATE OF __________	)
)ss.
COUNTY OF __________	)

The foregoing instrument was acknowledgment before me this __ day of _______________, 20___ by _________________________, the ____________, of ZP RE MI WOODWARD, LLC, a Michigan limited liability company, being personally known to me or presented satisfactory evidence of identity to me.

__________________________
Notary Public
___________ County, ________
Acting in _______, County, _______
My commission expires:

STATE OF __________	)
)ss.
COUNTY OF __________	)

The foregoing instrument was acknowledgment before me this __ day of _______________, 20___ by _________________________, the ____________, of ZP RE MI WOODWARD, LLC, being personally known to me or presented satisfactory evidence of identity to me.

__________________________
Notary Public
___________ County, ________
Acting in _______, County, _______
My commission expires:

STATE OF __________	)
)ss.
COUNTY OF __________	)

The foregoing instrument was acknowledgment before me this __ day of _______________, 20___ by _________________________, the ____________, of THOMAS A. PEARLMAN REVOCABLE TRUST U/A/D 6/13/2005, being personally known to me or presented satisfactory evidence of identity to me.

__________________________
Notary Public
___________ County, ________
Acting in _______, County, _______
My commission expires:

Exhibit A

Legal Description

Certain real property located in the City of Pleasant Ridge, Oakland County, Michigan

Legally described as: Lots 61, 62, 63 and 64 of Woodland Heights Subdivision No. 2, according to the plat thereof as recorded in Liber 10 of Plats, Page 27, Oakland County Records

Commonly known as: 23622 & 23616 Woodward Ave., Pleasant Right, Michigan

C-2

ASSIGNMENT AND ASSUMPTION OF GANGNIER LAND CONTRACT

C-2-1

ASSIGNMENT AND ASSUMPTION OF LAND CONTRACT

his Assignment and Assumption of Land Contract (this “Assignment”) is made as of __________, 2026 (the “Execution Date”), by and among, by and among ZP RE MI WOODWARD, LLC, a Michigan limited liability company (“Assignor”), WOODWARD RE 1 LLC, a Michigan limited liability company (“Assignee”), and GANGNIER INVESTMENTS, LLC, a Michigan limited liability company (“Seller”). Assignor, Assignee, and Seller may be referred to individually as a “Party” and collectively as the “Parties.” For purposes of this Assignment, the ‘Effective Date’ means the date on which the closing of the transaction pursuant to which Assignor is transferring its interests relating to the Property to Assignee is consummated.

RECITALS

E.	Assignor and Seller entered into that certain Land Contract dated February 24, 2023 and Memorandum of Land Contract recorded ______________ (the “Land Contract”) covering the real property commonly known as 23634 Woodward Avenue, Pleasant Ridge, Michigan 48069; Parcel ID: 60-25-27-181-003 (the “Property”).

F.	Assignor, as “Purchaser” under the Land Contract and holds all Purchaser rights thereunder.

G.	Assignor has agreed to sell, assign, and transfer its Purchaser’s interest under the Land Contract to Assignee as part of a larger transaction involving the sale of Assignor’s interests relating to the Property.

H.	The Land Contract provides that Seller’s consent is required for any assignment of Purchaser’s rights under the Land Contract.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

11. Conditional Effectiveness; Escrow. This Assignment is executed by the Parties in advance of the closing of the transaction pursuant to which Assignor has agreed to transfer its interests relating to the Property to Assignee (the “Underlying Transaction”). Notwithstanding anything contained herein to the contrary:

(a)	This Assignment shall not become effective unless and until the closing of the Underlying Transaction occurs.

(b)	Upon consummation of the Underlying Transaction, this Assignment shall automatically become effective without further action by any Party and the Effective Date shall be deemed to be the date of such closing.

(c)	If the Underlying Transaction does not close for any reason, this Assignment shall be null and void and of no force or effect, and neither Party shall have any rights or obligations hereunder.

(d)	Until the Effective Date occurs, Assignor shall retain all rights and obligations under the Land Contract.

12. Assignment. Subject to Section 1 above, and effective automatically upon the occurrence of the Effective Date, Assignor hereby assigns, transfers, sells, conveys and sets over to Assignee all of Assignor’s right, title and interest in and to the Land Contract. The Assignment includes, without limitation, all of Assignor’s rights, privileges, and interests, if any, in and to:

(a)	the Land Contract itself;

(b)	all rights to possession and occupancy of the Property;

(c)	all rights to receive the deed to the Property upon payment of the Land Contract balance;

(d)	all rights to enforce the covenants and obligations of Seller under the Land Contract;

(e)	all rights to insurance proceeds relating to the Property;

(f)	all rights to rents, profits, or income derived from the Property;

(g)	all rights to notices required under the Land Contract;

(h)	all claims or causes of action arising under the Land Contract.

C-2-2

13. No Retained Interest. Except as expressly provided in this Assignment, Assignor shall retain no further rights, title, or interest under the Land Contract after the Effective Date.

14. Assumption. From and after the Effective Date, Assignee shall assume and agree to perform all obligations of Purchaser arising under the Land Contract. Assignee acknowledges and agreed to assume Assignor’s obligations, which shall include, without limitation:

(a)	payment of principal and interest due under the Land Contract;

(b)	payment of taxes and assessments;

(c)	maintenance and insurance obligations;

(d)	compliance with all covenants and restrictions contained in the Land Contract.

15. No Assumption of Prior Obligations. Assignee shall not assume liability for any obligation of Assignor arising prior to the Effective Date except to the extent expressly provided herein.

16. Representations of Assignor. Assignor represents and warrants to Assignee that the following are true as of the Effective Date and shall survive closing:

(a)	Assignor is duly organized and in good standing and has full authority to execute this Agreement.

(b)	The Land Contract is valid, binding, and enforceable against Assignor.

(c)	Neither Seller nor Assignor is in default under the Land Contract.

(d)	All payments due under the Land Contract have been paid through the Effective Date.

(e)	The Land Contract has not been amended or modified except as disclosed to Assignee.

(f)	Assignor has not assigned or encumbered its interest under the Land Contract.

(g)	There is no pending litigation affecting Assignor’s interest in the Land Contract or Property.

(h)	Assignor has not received notice of default from Seller.

17. Consent and Release. Seller hereby consents to the assignment of the Land Contract by Assignor to Assignee. Further, Seller hereby forever and fully releases and discharges Assignor, and its members, managers, successors and assigns from any and all liability, actions, causes of action, claims, debts and demands of any nature, in law or equity, known or unknown, accrued or contingent, direct or indirect, which Seller has ever had or may now have against any of them, including, without limitation all claims that were or could have been asserted under, arising out of, or in connection with, the Land Contract or the property that is the subject thereof.

18. No Interim Transfer. Until the Effective Date occurs, nothing in this Assignment shall be deemed to transfer any rights or obligations under the Land Contract to Assignee.

19. Further Assurances. Each Party agrees to execute additional documents necessary to effectuate this Assignment.

20. Governing Law. This Assignment shall be governed by the laws of the State of Michigan.

[SIGNATURE PAGE FOLLOWS]

C-2-3

ASSIGNOR:	ASSIGNEE:
ZP RE MI WOODWARD, LLC	WOODWARD RE 1 LLC

By:	By:
Its:	Its:

SELLER:
GANGNIER INVESTMENTS, LLC

By: Thomas A. Pearlman
Its: Trustee

STATE OF __________	)
)ss.
COUNTY OF __________	)

The foregoing instrument was acknowledgment before me this __ day of _______________, 20___ by _________________________, the ____________, of ZP RE MI WOODWARD, LLC, a Michigan limited liability company, being personally known to me or presented satisfactory evidence of identity to me.

__________________________
Notary Public
___________ County, ________
Acting in _______, County, _______
My commission expires:

STATE OF __________	)
)ss.
COUNTY OF __________	)

The foregoing instrument was acknowledgment before me this __ day of _______________, 20___ by _________________________, the ____________, of WOODWARD RE 1 LLC, a Michigan limited liability company, being personally known to me or presented satisfactory evidence of identity to me.

__________________________
Notary Public
___________ County, ________
Acting in _______, County, _______
My commission expires:

STATE OF __________	)
)ss.
COUNTY OF __________	)

The foregoing instrument was acknowledgment before me this __ day of _______________, 20___ by _________________________, the ____________, of GANGNIER INVESTMENTS, LLC, being personally known to me or presented satisfactory evidence of identity to me.

__________________________
Notary Public
___________ County, ________
Acting in _______, County, _______
My commission expires:

C-2-4

Exhibit A

Legal Description

Certain real property situated in the City of Pleasant Ridge, County of Oakland, State of Michigan, described as follows:

Lots 65 and 66, except the part of Lot 66 beginning at the Northwesterly corner of Lot 66, thence Easterly along the North line of said Lot 29.09 feet; thence Westerly along the South face of the building wall 29 feet more or less; thence Northerly along the Easterly line of Woodward Avenue 0.45 of a foot to the point of beginning of Woodward Heights Subdivision No.2, according to the plat thereof as recorded in Uber 10, Page 27 of Plats, Oakland County Records.

Commonly known as: 23634 Woodward Avenue, Pleasant Ridge, Ml 48069

Parcel ID No(s).: 60-25-27-181-003

C-2-5

C-3

ASSIGNMENT OF LEASE

C-3-1

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (“Assignment”) is made as of __________, 2026 (the “Effective Date”), by and between ZP RE MI WOODWARD, LLC (“Assignor”), ___________________, a Michigan ______________________ (“Assignee”) and RAPID FISH 2, LLC (“Tenant”). Assignor, Assignee and Tenant may be referred to individually as a “Party” and collectively as the “Parties”.

For purposes of this Assignment, the ‘Effective Date’ means the date on which the closing of the transaction pursuant to which Assignor is transferring its interests relating to the Premises to Assignee is consummated.

RECITALS

A.	Assignor, as “Landlord” and Tenant, are parties to that certain Licensed Cannabis Facility Absolute Net Lease (the “Lease”) dated November 29, 2022 for the premises located and commonly known as 23600–23634 Woodward Avenue, Pleasant Ridge, Michigan, together with the building and improvements located thereon (collectively, the “Premises”).

B.	Assignor is the current Landlord under the Lease and holds all landlord rights, title, and interests thereunder.

C.	Assignor has agreed, in connection with a larger transaction involving the sale of Assignor’s interests relating to the Premises, to assign its landlord interest in the Lease to Assignee, and Assignee has agreed to assume the obligations of landlord arising under the Lease from and after the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.	Conditional Effectiveness. This Assignment is being executed prior to the consummation of the transaction pursuant to which Assignor intends to transfer its interests relating to the Premises to Assignee. Notwithstanding anything contained herein to the contrary:

(a)	This Assignment shall not become effective unless and until the closing of such transaction occurs.

(b)	Upon consummation of such closing, this Assignment shall automatically become effective without further action by any Party, and the Effective Date shall be deemed to be the date of such closing.

(c)	If the transaction does not close for any reason, this Assignment shall be deemed null and void and of no further force or effect.

(d)	Until the Effective Date occurs, Assignor shall remain the landlord under the Lease and shall retain all rights and obligations thereunder.

2.	Assignment. Subject to the provisions of Section 1 above, and effective automatically as of the Effective Date, Assignor hereby assigns, transfers, sells, conveys and sets over to Assignee all of Assignor’s right, title and interest as landlord under the Lease. Such assignment includes, without limitation:

(a)	all rights to receive rent and all other payments due under the Lease;

(b)	all rights to enforce Tenant’s obligations under the Lease;

(c)	all rights relating to security deposits and prepaid rent;

(d)	all rights to insurance proceeds relating to the Premises;

(e)	all rights to remedies, claims and causes of action arising under the Lease; and

(f)	all rights relating to lease extensions, renewals, amendments or modifications.

C-3-2

3.	Assumption. From and after the Effective Date, Assignee hereby assumes and agrees to perform all obligations of landlord arising under the Lease from and after the Effective Date. Assignee shall not assume or be responsible for any liability, breach or default under the Lease occurring prior to the Effective Date.

4.	Assignor Released. Assignor shall have no liability or obligations under the Lease from and after the date of this Assignment, Tenant joins in the execution of this Assignment to forever and fully releases and discharges Assignor, and its members, managers, successors and assigns from any and all liability, actions, causes of action, claims, debts and demands of any nature, in law or equity, known or unknown, accrued or contingent, direct or indirect, which Tenant has ever had or may now have against any of them, including, without limitation all claims that were or could have been asserted under, arising out of, or in connection with, the Land Contract or the property that is the subject thereof.

5.	Entire Agreement. This Assignment constitutes the entire agreement between the parties pursuant to the assignment contemplated herein. Any amendment must be in writing.

6.	Successors and Assigns. This Assignment shall bind successors and assigns.

7.	Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Michigan.

8.	Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[signature pages to follow]

C-3-3

ASSIGNOR:
ZP RE MI WOODWARD, LLC

By:
Its:

ASSIGNEE:

By:
Its:

TENANT:

RAPID FISH 2, LLC

By:
Its:

C-3-4

SCHEDULE 1

PEARLMAN LAND CONTRACT

Schedule 1-1

SCHEDULE 2

GANGNIER LAND CONTRACT

Schedule 2-1

SCHEDULE 3

Mutual Release

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (this “Release”) is made as of ____________, 2026 (the “Effective Date”), by and among ZP RE MI WOODWARD, LLC, a Michigan limited liability company (“Seller”) and Zoned Properties, Inc., a Nevada Corporation (“Seller Parent”), on the one hand, and WOODWARD RE 1 LLC, a Michigan limited liability company (“Buyer”), FL MI RE 22, LLC, a Michigan limited liability company (“Assignor”), THOMAS NAFSO (“TN”); AMMAR KATTOULA (“AK”), and RAPID FISH 2 LLC, a Michigan limited liability company (“Tenant”), on the other hand. Seller and Seller Parent are referred to as the Seller Parties and the Buyer, Assignor, TN, AK, and Tenant are referred to as the Buyer Parties, all of whom are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.	Buyer and Seller are parties to that certain Agreement of Sale and Escrow Instructions (the “Purchase Agreement”) relating to the property commonly known as 23600, 23616, 23622 and 23634 Woodward Avenue, Pleasant Ridge, Michigan, as more particularly defined therein.

B.	In connection with the transactions contemplated by the Purchase Agreement, certain of the Parties have entered into, or are parties to, various related agreements, including without limitation: (i) that certain Master Agreement for Purchase and Sale; (ii) that certain Promissory Note; (iii) that certain Licensed Cannabis Facility Absolute Net Lease Agreement; and (iv) that certain Real Estate Repurchase Agreement; together with any and all amendments, guaranties, assignments, and related documents (collectively, the “Prior Agreements”).

C.	The Parties desire, as of the Closing (as defined in the Purchase Agreement), to fully and finally resolve and release all claims, obligations, and liabilities arising out of or relating to any matters occurring prior to the consummation of the transactions contemplated by the Purchase Agreement.

AGREEMENT

1. Mutual Releases.

(a)	Except for the respective rights, obligations, and agreements set forth in this Release and in the Purchase Agreement, and effective only upon the Closing under the Purchase Agreement, the Seller Parties and their respective current and former predecessors, successors, affiliates, subsidiaries, parents, divisions, partnerships, joint ventures, associates, representatives, owners, members, managers, assigns, shareholders, creditors, partners, principals, attorneys, officers, directors, employees, officials, and agents, to the fullest extent permitted by law, hereby release, remise, acquit and forever discharge the Buyer Parties and their respective current and former predecessors, successors, affiliates, subsidiaries, parents, divisions, partnerships, joint ventures, associates, representatives, owners, members, managers, assigns, shareholders, creditors, partners, principals, attorneys, officers, directors, employees, officials, and agents, for, from, and against any and all claims, debts, duties, promissory notes, guaranties, benefits, costs, expenses, judgments, settlements, actions, causes of action, demands, obligations, liabilities, promises, acts, agreements, rights, damages, losses, attorneys’ fees, or other relief of any kind or character, whether known or unknown, suspected or unsuspected, asserted or unasserted, whether at law or in equity, which the Seller Parties now have or may hereafter have against the Buyer Parties, that arise out of or in any way relate to events, acts, conduct, or omissions occurring prior to the Effective Date, including but not limited to those based on, arising out of, related to, or in any way involving, directly or indirectly: (i) the Prior Agreements, (ii) the ownership, operation, leasing, financing, or use of the Property (as defined in the Purchase Agreement), or (iii) any acts, omissions, events, conditions or circumstances occurring or existing at any time prior to the Closing.

Schedule 3-1

(b)	Except for the respective rights, obligations, and agreements set forth in this Release and in the Purchase Agreement, and effective only upon the Closing under the Purchase Agreement, the Buyer Parties and their respective current and former predecessors, successors, affiliates, subsidiaries, parents, divisions, partnerships, joint ventures, associates, representatives, owners, members, managers, assigns, shareholders, creditors, partners, principals, attorneys, officers, directors, employees, officials, and agents, to the fullest extent permitted by law, hereby release, remise, acquit and forever discharge the Seller Parties and their respective current and former predecessors, successors, affiliates, subsidiaries, parents, divisions, partnerships, joint ventures, associates, representatives, owners, members, managers, assigns, shareholders, creditors, partners, principals, attorneys, officers, directors, employees, officials, and agents, for, from, and against any and all claims, debts, duties, promissory notes, guaranties, benefits, costs, expenses, judgments, settlements, actions, causes of action, demands, obligations, liabilities, promises, acts, agreements, rights, damages, losses, attorneys’ fees, or other relief of any kind or character, whether known or unknown, suspected or unsuspected, asserted or unasserted, whether at law or in equity, which the Buyer Parties now have or may hereafter have against the Seller Parties, that arise out of or in any way relate to events, acts, conduct, or omissions occurring prior to the Effective Date, including but not limited to those based on, arising out of, related to, or in any way involving, directly or indirectly: (i) the Prior Agreements, (ii) the ownership, operation, leasing, financing, or use of the Property (as defined in the Purchase Agreement), or (iii) any acts, omissions, events, conditions or circumstances occurring or existing at any time prior to the Closing.

2. Scope of Release. The Parties understand and agree that Sections 1(a) and 1(b) of this Release include general releases of all claims, known and unknown. The Parties understand that after signing this Release, they may discover claims, facts, or causes of action presently unknown, unsuspected, or different from those that they now suspect or believe to be true. The Parties expressly waive and assume the risk that the facts or law may be other than they believe them to be. The Parties intend by the execution of this Release to fully, finally, and forever release all known and unknown claims arising prior to the Closing, regardless of the discovery or existence of any additional or different facts or claims at any time after they sign this Release.

3. Excluded Matters. Notwithstanding the foregoing, this Release shall not apply to any claims, debts, duties, promissory notes, guaranties, benefits, costs, expenses, judgments, settlements, actions, causes of action, demands, obligations, liabilities, promises, acts, agreements, rights, damages, losses, attorneys’ fees, or other relief of any kind or character, whether known or unknown, suspected or unsuspected, asserted or unasserted, whether at law or in equity that concern: (a) the Purchase Agreement, (b) any terms, duties, and obligations that expressly survive the Closing under the Purchase Agreement, and (c) any claims that arise after the Closing under the Purchase Agreement.

4. Voiding of Release. If the Closing under the Purchase Agreement fails to occur per the terms of the Purchase Agreement, then this Release shall be deemed null and void ab initio.

5. No Admission. This Release is entered into as a compromise and shall not be construed as an admission of liability by any Party.

6. Binding Effect. This Release shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Michigan.

8. Counterparts. This Release may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

[SIGNATURES ON FOLLOWING PAGE]

Schedule 3-2

In Witness Whereof, the parties hereto have caused this Release to have been executed and delivered as of the Effective Date.

FL MI RE 22, LLC,
a Michigan limited liability company

By: Thomas Nafso
Its: Authorized Signatory

Thomas Nafso, individually

Ammar Kattoula, individually

RAPID FISH LLC,
a Michigan limited liability company

By: Thomas Nafso
Its: Member

RAPID FISH 2 LLC,
a Michigan limited liability company

By: Thomas Nafso
Its: Member

ZP RE MI WOODWARD, LLC
a Michigan limited liability company

By: ZP RE HOLDINGS, LLC,
an Arizona limited liability company
Its: Member

By: Bryan McLaren
Its: Authorized person